Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Noonan Russo
John C. Doyle	Emily Poe
(650) 266-1407	212-845-4266
doyle@renovis.com	emily.poe@eurorscg.com

Renovis Announces Proposed Public Offering of Common Stock

South San Francisco, California, September 16, 2005 — Renovis, Inc. (Nasdaq: RNVS) today announced that it intends to file a preliminary prospectus supplement with the Securities and Exchange Commission (SEC) covering a proposed underwritten public offering, subject to market and other conditions, of 4,000,000 primary shares of common stock. Renovis also intends to grant the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock to cover over-allotments, if any.

The company intends to use net proceeds from the offering for general corporate purposes, including research and development expenses, general and administrative expenses, manufacturing expenses and potential acquisitions of companies, products and technologies that complement its business.

Goldman, Sachs & Co. will act as the sole book-running manager of the offering. CIBC World Markets Corp., Piper Jaffray & Co. and SG Cowen & Co., LLC will be co-managers of the offering.

These shares will be issued pursuant to an effective shelf registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer, if at all, will be made only by means of a prospectus forming a part of the effective registration statement and an accompanying prospectus supplement. Printed copies of the prospectus supplement and base prospectus relating to the offering may be obtained, when available, from Goldman, Sachs & Co. (Attn: Prospectus Department, 85 Broad Street, New York, New York 10004, Attention: Registration Department (212-902-1171). When a prospectus supplement relating to the offering has been filed with the SEC, it will be available along with the base prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at http://www.sec.gov/.

About Renovis

Renovis is a biopharmaceutical company developing drugs to treat neurological diseases and disorders. Our most advanced product candidate, CEROVIVE® (NXY-059), is in Phase III clinical trials for acute ischemic stroke with our exclusive licensee, AstraZeneca AB. Our research and development programs focus on major medical needs in the areas of neuroprotection, pain and inflammatory diseases.

For additional information about the company, please visit www.renovis.com.

CEROVIVE (NXY-059) is a registered trademark of the AstraZeneca group of companies. All other product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 12, 2005. We do not assume any obligation to update any forward-looking statements.

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